   As filed with the Securities and Exchange Commission on January 16, 2001
                                                           Registration No.333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                  __________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                                  ___________

                             GLOBAL PAYMENTS INC.
            (Exact name of registrant as specified in its charter)

         Georgia                                           58-2567903
(State of incorporation)                       (IRS Employer Identification No.)

                             Four Corporate Square
                          Atlanta, Georgia 30329-3010
              (Address of principal executive offices) (Zip Code)

                             GLOBAL PAYMENTS INC.
              AMENDED AND RESTATED 2000 LONG-TERM INCENTIVE PLAN

                             GLOBAL PAYMENTS INC.
                       2000 EMPLOYEE STOCK PURCHASE PLAN

                             GLOBAL PAYMENTS INC.
       AMENDED AND RESTATED 2000 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                                 (Plan names)

                               Suellyn P. Tornay
                         General Counsel and Secretary
                             Global Payments Inc.
                             Four Corporate Square
                         Atlanta, Georgia  30329-3010
                                (404) 728-2363
 (Name, address, including zip code, telephone number, including area code, of agent for service)

                         _____________________________

                                    CALCULATION OF REGISTRATION FEE
==========================================================================================================
                                                                      Proposed maximum
         Title of                                Proposed maximum        aggregate          Amount of
      securities to            Amount to be       offering price per     offering          registration
      be registered            registered (1)         share (2)           price                fee

----------------------------------------------------------------------------------------------------------
Common Stock, no par value       7,600,000           $15.50            $117,800,000.00       $29,450.00
----------------------------------------------------------------------------------------------------------

______________________________
(1) Includes 6,000,000 shares to be issued upon the grant or exercise of awards under the Global Payments Inc. Amended and Restated 2000 Long-Term Incentive Plan, 1,200,000 shares to be purchased under the Global Payments Inc. 2000 Employee Stock Purchase Plan, and 400,000 shares to be issued upon the exercise of options granted under the Global Payments Inc. Amended and Restated 2000 Non-Employee Director Stock Option Plan (collectively, the "Plans"). This Registration Statement also covers any additional shares that may hereafter become exercisable as a result of the adjustment and anti-dilution provisions of the Plans.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low prices in the "when issued" market for the Registrant's Common Stock on the New York Stock Exchange on January 12, 2001.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         We will provide the documents constituting Part I of this registration statement to participants in the Plans as specified by Rule 428(b)(1) under the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

    The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant are hereby incorporated by reference into this Registration Statement:

          (1) the Registrant's Registration Statement on Form 10, as amended (Registration No. 001-161111), which contains a description of the Registrant's Common Stock, no par value, per share; provided, however, that the financial statements of CIBC Merchant Acquiring Business included on pages F-27 through F-36 of such Registration Statement are not incorporated herein; and

          (2) the Registrant's Quarterly Report on Form 10-Q for the quarter ended November 30, 2000.

    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities.  Not applicable.

Item 5.  Interests of Named Experts and Counsel.  Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Registrant's Articles of Incorporation eliminate the personal liability of its directors to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director to the extent permitted under the Georgia Business Corporation Code (the "Georgia Code"). The Registrant's directors remain liable for (i) any appropriation, in violation of the director's duties, of any business opportunity, (ii) acts or omissions that involve intentional misconduct or a knowing violation of law, (iii) unlawful corporate distributions as set forth in Section 14-2-832 of the Georgia Code, or (iv) any transactions from which the director derived an improper personal benefit. If the Georgia Code is amended to authorize corporate action further eliminating or limiting the personal liability of directors, the liability of the Registrant's directors shall be eliminated or limited to the fullest extent permitted by the Georgia Code, as amended, without further action by the shareholders. These provisions in the Articles of Incorporation will limit the remedies available to a shareholders in the event of breaches of any director's duties.

     The Registrant's by-laws require it to indemnify and hold harmless any director or officer who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the Registrant) because the person is or was a director or officer of the Registrant against liability incurred in such proceeding. The Registrant is not, however, required to indemnify officers and directors for liability incurred in a proceeding in which the director or officer is adjudged liable to the Registrant or is subjected to injunctive relief in its favor for
(i) any appropriation, in violation of the director's or officer's duties, of any business opportunity, (ii) any acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) any types of liability with respect to distributions as set forth in Section 14-2-832 of the Georgia Code, or (iv) any transaction from which such officer or director received an improper personal benefit. In addition, the Registrant's by-laws provide that it (i) must advance funds to pay or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding because that person is a director or officer if other conditions are satisfied, and (ii) may indemnify and advance expenses to any employee or agent who is not a director or officer to the same extent and subject to the same condition that the Registrant could, without shareholder approval under the Georgia Code, indemnify and advance expenses to a director.

     There is no pending litigation or proceeding involving any of the Registrant's directors, officers, employees or any other agent of as to which indemnification is sought by any director, officer, employee or other agent.

Item 7.  Exemption from Registration Claimed.  Not applicable.

Item 8.  Exhibits.

4.1 Articles of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant's Registration Statement on Form 10, Registration No. 001-161111, and incorporated herein by reference)

4.2 Amended and Restated By-laws of the Registrant (filed as Exhibit 3.2 to the Registrant's Registration Statement on Form 10, Registration No. 001-161111, and incorporated herein by reference)

4.3 Form of Shareholder Protection Rights Agreement between the Registrant and the Rights Agent (filed as Exhibit 4.3 to the Registrant's Registration Statement on Form 10, Registration No. 001-161111, and incorporated herein by reference)

5 Opinion of Alston & Bird LLP regarding the legality of the securities being registered.

4.4 Form of certificate representing the Registrant's common stock (filed as Exhibit 4.4 to the Registrant's Registration Statement on Form 10, Registration No. 001-161111, and incorporated herein by reference)

23.1      Consent of Alston & Bird LLP (included in Exhibit 5).

23.2      Consent of Arthur Andersen LLP.

24        Power of Attorney (included as part of signature page).

99.1 Global Payments Inc. Amended and Restated 2000 Long-Term Incentive Plan (filed as Exhibit 10.9 to the Registrant's Registration Statement on Form 10, Registration No. 001-161111, and incorporated herein by reference)

99.2      Global Payments Inc. 2000 Employee Stock Purchase Plan

99.3 Global Payments Inc. Amended and Restated 2000 Non-Employee Director Stock Option Plan

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement.

          Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) above do
          --------  -------
not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned issuer hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to Item 6 of this Part II, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 10th day of January, 2001.


                              GLOBAL PAYMENTS INC.


                              By:    /s/ Robert A. Yellowlees
                                   ------------------------------
                                   Robert A. Yellowlees
                                      Chairman of the Board,
                                      President and Chief Executive Officer
                                      (Principal Executive Officer)


                              By:    /s/ James G. Kelly
                                   ------------------------------
                                   James G. Kelly
                                      Chief Financial Officer
                                      (Principal Financial and Accounting
                                       Officer)


                               POWER OF ATTORNEY

     KNOW BY ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Suellyn P. Tornay and Martin Picciano, and each or any one of them, as true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

        SIGNATURE                        TITLE                        DATE
        ---------                        -----                        ----


/s/ Robert A. Yellowlees     Chairman of the Board, President   January 10, 2001
---------------------------  and Chief Executive Officer
Robert A. Yellowlees

/s/ Neil Williams            Director                           January 10, 2001
---------------------------
Neil Williams

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

               _________________________________________________


                              EXHIBITS FILED WITH

                            REGISTRATION STATEMENT

                                  ON FORM S-8

                                     UNDER

                          THE SECURITIES ACT OF 1933

               _________________________________________________



                             GLOBAL PAYMENTS INC.
                             Four Corporate Square
                         Atlanta, Georgia 30329-3010
                                (404) 728-2363

                                 EXHIBIT INDEX

Exhibit Number      Description
4.1                 Articles of Incorporation of the Registrant (filed as
                    Exhibit 3.1 to the Registrant's Registration Statement on
                    Form 10, Registration No. 001-161111, and incorporated herein by reference)

4.2                 Amended and Restated By-laws of the Registrant (filed as
                    Exhibit 3.2 to the Registrant's Registration Statement on Form 10, Registration No. 001-161111, and incorporated herein by reference)

4.3 Form of Shareholder Protection Rights Agreement between the Registrant and the Rights Agent (filed as Exhibit 4.3 to the Registrant's Registration Statement on Form 10, Registration No. 001-161111, and incorporated herein by reference)

4.4 Form of certificate representing the Registrant's common stock (filed as Exhibit 4.4 to the Registrant's Registration Statement on Form 10, Registration No. 001-161111, and incorporated herein by reference)

5 Opinion of Alston & Bird LLP regarding the legality of the securities being registered.

23.1                Consent of Alston & Bird LLP (included in Exhibit 5).

23.2                Consent of Arthur Andersen LLP.

24                  Power of Attorney (included as part of signature page).

99.1 Global Payments Inc. Amended and Restated 2000 Long-Term Incentive Plan (filed as Exhibit 10.9 to the Registrant's Registration Statement on Form 10, Registration No. 001-161111, and incorporated herein by reference)

99.2                Global Payments Inc. 2000 Employee Stock Purchase Plan

99.3 Global Payments Inc. Amended and Restated 2000 Non-Employee Director Stock Option Plan